Exhibit 5.1
KUTAK ROCK LLP
THE OMAHA BUILDING
1650 FARNAM STREET
OMAHA, NEBRASKA 68102-2186
402-346-6000
FACSIMILE 402-346-1148
www.kutakrock.com

October 20, 2008
America First Tax Exempt Investors, L.P.
1004 Farnam Street
Suite 400
Omaha, Nebraska  68102

Re:	Rights Offering

Ladies and Gentlemen:

We have acted as counsel to America First Tax Exempt Investors, L.P., a Delaware limited partnership (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) relating to the issuance by the Company of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 3,378,232 Beneficial Unit Certificates representing assigned limited partnership interests in the Company (“BUCs”) at the rate of one BUC for each Right, subject to over-subscription privileges described in the Registration Statement.  The Rights will be evidenced by a certificate (the “Rights Certificate”) filed as an exhibit to the Registration Statement.  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In the course of our representation, we have reviewed the Registration Statement, the Agreement of Limited Partnership of the Company (the “Partnership Agreement”), and such other documents and information as we have deemed necessary and have relied on certain representations of officers of the general partner of Company.  For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents or representations, but have relied on the Company’s representation that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion.

In giving this opinion letter we have assumed:

(i)           the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

(ii)           the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

(iii)           the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and

(iv)           the Registration Statement has become effective under the Act.

Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

(a)           the issuance of the Rights has been duly authorized and when the Rights are distributed as contemplated by the Prospectus, they will be validly issued; and

(b)           the issuance and sale of the BUCs upon exercise of the Rights have been duly authorized and, when (i) the holders of the BUCs have complied with the terms of the Rights Certificates in connection with the exercise thereof, and (ii) the BUCs are issued and paid for, the BUCs will be validly issued, fully paid and nonassessable.

We express no opinion herein other than as expressly stated above.  This opinion is intended for the exclusive use of the Company in connection with the offering of BUCs under the Registration Statement and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Company or any other party of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ KUTAK ROCK LLP